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Exhibit 1.1

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

5,500,000

Shares of Beneficial Interest

UNDERWRITING AGREEMENT

August 15, 2003

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

        Pennsylvania Real Estate Investment Trust, an unincorporated association in business trust form created under Pennsylvania law pursuant to a Trust Agreement (the "Trust"), proposes to sell to Lehman Brothers Inc. (the "Underwriter") 5,500,000 shares (the "Firm Shares") of the Trust's Shares of Beneficial Interest, par value $1.00 per share, together with associated rights. In addition, the Trust proposes to grant to the Underwriter an option to purchase up to an additional 825,000 Shares of Beneficial Interest on the terms and for the purposes set forth in Section 2 (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares." This is to confirm the agreement between the Trust, PREIT Associates, L.P. (the "Operating Partnership") and the Underwriter (the "Underwriter") concerning the purchase of the Shares from the Trust by the Underwriter.

        1.    Representations, Warranties and Agreements of the Trust and the Operating Partnership.    The Trust and the Operating Partnership, jointly and severally, represent, warrant and agree that: (a) A registration statement on Form S-3 (Registration No. 333-97985) with respect to the Shares has (i) been prepared by the Trust in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Trust to you, as the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, before it became effective under the Securities Act and any prospectus filed with the Commission by the Trust with the consent of the Underwriter pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 3 hereof and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Trust filed with the Commission pursuant to

Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

        (b)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date and at the time the most recent Annual Report on Form 10-K was filed (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Trust by or on behalf of the Underwriter specifically for inclusion therein.

        (c)   The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, as amended through the date hereof, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act, or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (d)   The Trust, the Operating Partnership and each of their subsidiaries (as defined in Section 15 herein) have been duly formed and are validly subsisting or validly existing as unincorporated business associations (whether in trust form or otherwise), limited liability companies, limited partnerships or corporations, as the case may be, in good standing (as to the Trust, as of May 22, 2003) under the laws of their respective jurisdictions of formation, are duly qualified to do business and are in good standing as foreign unincorporated business associations (including in trust form or otherwise), limited liability companies, limited partnerships or corporations, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Trust (other than the Operating Partnership) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

        (e)   The Trust has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of beneficial interest of the Trust have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

        (f)    All of the issued shares of beneficial interest, limited liability company membership interests, partnership interests and shares of capital stock, as the case may be, of each subsidiary of the Trust have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Trust, free and clear of all liens, encumbrances, equities or claims.

        (g)   The unissued Shares to be issued and sold by the Trust to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Shares will conform to the description thereof contained in the Prospectus.

        (h)   This Agreement has been duly authorized, executed and delivered by each of the Trust and the Operating Partnership.

        (i)    The execution, delivery and performance of this Agreement by each of the Trust and the Operating Partnership and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust, the Operating Partnership or any of their subsidiaries is a party or by which the Trust, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Trust, the Operating Partnership or any of their subsidiaries is subject, nor will such actions result in any violation of the provisions of the trust agreement, charter, bylaws, limited liability company agreement or limited partnership agreement of the Trust, the Operating Partnership or any of their subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Operating Partnership or any of their subsidiaries or any of their properties or assets; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Trust and the Operating Partnership and the consummation of the transactions contemplated hereby.

        (j)    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Trust and any person granting such person the right, other than rights which have been waived or satisfied, to require the Trust to file a registration statement under the Securities Act with respect to any securities of the Trust owned or to be owned by such person or to require the Trust to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Trust under the Securities Act.

        (k)   Except as described in the Prospectus, the Trust has not sold or issued any Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, or Regulations D or S under the Rules and Regulations, other than shares issued pursuant to employee benefit plans, qualified or non-qualified share options plans for officers, employees, or trustees or other employee compensation plans or pursuant to outstanding options, rights or warrants.

        (l)    Neither the Trust, the Operating Partnership nor any of their subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the equity or long-term debt of the Trust the Operating Partnership or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Trust, the Operating Partnership and their subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

        (m)  The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. Other than the historical financial statements (and schedules) included therein, no other historical financial statements (or schedules) are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement.

        (n)   KPMG LLP, who have certified certain financial statements included or incorporated reference in the Prospectus, whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 5(m) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

        (o)   (i) The Trust, the Operating Partnership and each of their subsidiaries, have good and marketable title in fee simple to all real property and own all personal property in each case owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Trust, the Operating Partnership and their subsidiaries; and (ii) all real property, buildings and personal property held under lease by the Trust, the Operating Partnership and their subsidiaries are held by them under valid, existing and enforceable leases in each case free and clear of all liens, encumbrances and defects with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Trust, the Operating Partnership and their subsidiaries.

        (p)   Except as described in the Prospectus, the Trust, the Operating Partnership and each of their subsidiaries carry, or are covered by, insurance (including title and environmental insurance) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for organizations engaged in similar businesses in similar industries.

        (q)   The Trust, the Operating Partnership and each of their subsidiaries own or possess adequate rights to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

        (r)   Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Trust, the Operating Partnership or any of their subsidiaries is a party or of which any property or assets of the Trust, the Operating Partnership or any of their subsidiaries is the subject which, if determined adversely to any of them might have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Trust, the Operating Partnership and their subsidiaries ("Material Adverse Effect"); and to the best of the Trust's and the Operating Partnership's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (s)   The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

        (t)    There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

        (u)   No relationship, direct or indirect, exists between or among the Trust or the Operating Partnership on the one hand, and the trustees, officers, shareholders (in the case of the Trust), limited partners (in the case of the Operating Partnership), customers or suppliers of the Trust or the

Operating Partnership on the other hand, which is required to be described in the Prospectus and which is not so described.

        (v)   No labor disturbance by the employees of the Trust, the Operating Partnership or their subsidiaries exists or, to the knowledge of the Trust, is imminent, which might be expected to have a Material Adverse Effect.

        (w)  Each of the Trust, the Operating Partnership and their subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), and the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Trust, the Operating Partnership or their subsidiaries would have any liability; neither the Trust nor the Operating Partnership has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; each "pension plan" for which the Trust or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and none of the Trust, the Operating Partnership, or their subsidiaries has sought a waiver or the minimum funding standard under Section 412 of the Code with respect to any pension plan.

        (x)   Each of the Trust, the Operating Partnership and their subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon (except for the filing of franchise or similar tax returns which may require franchise or similar taxes to be paid by the Trust, the Operating Partnership or any of their subsidiaries in an aggregate amount up to $20,000), and for taxes being contested in good faith), and no tax deficiency has been determined adversely to the Trust, the Operating Partnership or any of their subsidiaries which has had nor does the Trust or the Operating Partnership have any knowledge of any tax deficiency which, if determined adversely to the Trust, the Operating Partnership or any of their subsidiaries, might have a Material Adverse Effect.

        (y)   Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Trust nor the Operating Partnership has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any distribution on their beneficial shares or partnership interests.

        (z)   Each of the Trust, the Operating Partnership and their subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

        (aa) Neither the Trust, the Operating Partnership nor any of their subsidiaries (i) is in violation of its trust agreement, charter, limited liability company agreement, limited partnership agreement or bylaws, as the case may be, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their property or to the conduct of their business, except in the cases of clauses (ii) and (iii) for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

        (bb) Neither the Trust, the Operating Partnership, any of their subsidiaries, nor any trustee, director, officer, agent, employee or other person associated with or acting on behalf of them has used any trust, corporate, company or partnership funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from trust, corporate, company or partnership funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (cc) Except as disclosed in the Prospectus, (i) there has been no storage, disposal, generation, use, manufacture, refinement, transportation, handling, treatment, installation or Release of Hazardous Substances or other act or omission by the Trust, the Operating Partnership or any of their subsidiaries or any other person at, upon, under or from any of the property now or previously owned, operated or leased, or any of the property for which there is an option to own, operate or lease, by the Trust, the Operating Partnership or any of their subsidiaries (collectively, the "Properties") in violation of any Applicable Law or which could result in liability or require Remedial Action under any Applicable Law, except for any violation, liability or Remedial Action which would not, singularly or in the aggregate with all such violations and Remedial Actions, have a Material Adverse Effect; and (ii) there has been no Release onto such Properties or into the environment surrounding such Properties, except for any such Release which would not, singularly or in the aggregate with all such Releases, have a Material Adverse Effect. No underground storage tanks, PCBs, asbestos, lead-based paint, wetlands, fill, landfills or other areas used for the disposal of solid or hazardous waste are located on or in any of the properties owned, operated or leased by the Trusts, except as would not have a Material Adverse Effect. For purposes of this section, the following definitions shall apply: the term "Hazardous Substances" shall mean wastes, substances, radiation, or materials (whether solids, liquids or gases): (A) which are hazardous, toxic, infectious, explosive, radioactive, or carcinogenic; (B) which are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Applicable Laws; (C) the presence of which on the Properties cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Properties or adjacent properties; (D) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (E) which pose a hazard to human health, safety, natural resources, employees, or the environment; the term "Applicable Law" shall mean any applicable federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, common law rulings, awards (including, without limitation, awards of any arbitrator), judgments and decrees; the term "Release" shall mean the presence of Hazardous Substances at, or any threatened or actual emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Substances into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems; and the term "Remedial Action" shall mean any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with a Release.

        (dd) Neither the Trust, the Operating Partnership nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        (ee) Except as described in the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Trust to the extent permitted by applicable law, from making any other distribution on the Operating Partnership's partnership interest, from repaying to the Trust any loans or advances to the Operating Partnership from the Trust or from transferring any of the Operating Partnership's property or assets to the Trust.

        (ff)  Commencing with the Trust's taxable year ended December 31, 1997, the Trust was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT. All statements in the Prospectus regarding the Trust's qualification as a REIT are true, complete and correct in all material respects.

        2.    Purchase of the Shares by the Underwriter.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Trust agrees to sell 5,500,000 Firm Shares to the Underwriter and the Underwriter agrees to purchase 5,500,000 Firm Shares from the Trust.

        In addition, the Trust grants to the Underwriter an option to purchase up to 825,000 Option Shares. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm Shares and is exercisable as provided in Section 4 hereof.

        The Trust shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

        3.    Offering of Shares by the Underwriter.    The Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.    Delivery of and Payment for the Shares.    Delivery of and payment for the Firm Shares shall be made at the office of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, at 10:00 a.m., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Trust. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Trust shall deliver or cause to be delivered the Firm Shares to Lehman Brothers Inc. through the facilities of the Depositary Trust Company ("DTC") for the account of the Underwriter against payment to or upon the order of the Trust of the purchase price in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the global certificates representing the Firm Shares, the Trust shall make such certificates available for inspection by the Underwriter in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Delivery Date.

        At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Trust by the Underwriter. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Underwriter, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery

Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Trust) at 10:00 a.m., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Trust shall deliver or cause to be delivered the Option Shares to Lehman Brothers Inc. through the facilities of DTC for the account of the Underwriter against payment to or upon the order of the Trust of the purchase price in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Underwriter shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the global certificates representing the Option Shares, the Trust shall make such certificates available for inspection by the Underwriter in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the Second Delivery Date.

        5.    Further Agreements of the Trust and the Operating Partnership.    The Trust and the Operating Partnership agree:

        (a)   To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

        (b)   To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

        (c)   To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and, (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

        (d)   To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be requested by the Commission or is, in the reasonable judgment of the Trust or the Underwriter, required by the Securities Act;

        (e)   Prior to filing with the Commission, at any time on or before the Second Delivery Date, any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and afford them a reasonable opportunity to comment on any such filing prior to the filing thereof;

        (f)    For a period of five years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Trust to its shareholders and all public reports and all reports and financial statements furnished by the Trust to the principal national securities exchange upon which the Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

        (g)   Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided, that no foreign qualification of the Trust in any jurisdiction be required in connection therewith;

        (h)   For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of beneficial interest or securities convertible into or exchangeable for shares of beneficial interest (other than (a) the shares issued upon conversion of currently outstanding OP Units, or (b) shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, or pursuant to currently outstanding options, warrants or rights or as a stock bonus (in the case of stock bonuses, not to exceed 2,000 shares in the aggregate) or (c) shares of beneficial interest and senior preferred shares issuable pursuant to the terms of the merger agreement dated as of May 13, 2003 between the Trust, the Operating Partnership, Crown American Realty Trust and Crown American Properties, L.P. and related agreements and transactions contemplated by the merger set forth therein; or (d) shares of beneficial interest and units of the Operating Partnership issuable as set forth on Schedule I hereto; or (e) any offer for sale of shares in connection with any acquisition by the Trust or Operating Partnership of the business or substantially all of the assets of a party that is not an affiliate of the Trust or the Operating Partnership), or sell or grant options, rights or warrants with respect to any shares of beneficial interest or securities convertible into or exchangeable for shares of beneficial interest (other than the grant of options pursuant to option plans existing on the date hereof and the issuance by the Operating Partnership of OP Units in connection with property acquisitions, provided, that such OP Units are not redeemable prior to 90 days from the date of the Prospectus, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of beneficial interest, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of beneficial interest or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause each officer and trustee of the Trust to furnish to the Underwriter, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriter, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of beneficial interest or securities convertible into or exchangeable for shares of beneficial interest or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of beneficial interest, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of beneficial interest or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. Notwithstanding the foregoing, any officer or trustee of the Trust may transfer any shares of beneficial interest to such person's spouse or children, or, in the event of any death or disability of such officer or trustee, if the transferee of such shares agrees in writing to be bound by the terms hereof;

        (i)    Prior to the Effective Date, to apply for the listing of the Shares on the New York Share Exchange, and to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

        (j)    To apply the net proceeds from the sale of the Shares being sold by the Trust as set forth in the Prospectus;

        (k)   To take such steps as shall be necessary to ensure that neither the Trust, the Operating Partnership nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        (l)    To deliver, on the First Delivery Date, payment in the amount of $572,500 to Underwriter in connection with its financial advisory services rendered to the Trust in connection with the Trust's issuance of the Shares hereunder. To deliver, on the Second Delivery Date, assuming the full exercise and issuance of all Option Shares, payment in the amount of $243,375 to Underwriter in connection with its financial advisory services rendered to the Trust in connection with the Trust's issuance of the Shares hereunder.

        (m)  To use its reasonable best efforts to cause the Underwriter to receive, on the First Delivery Date, from KPMG LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date of such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of such Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to such Delivery Date), the conclusions and findings of such firm with respect to the financial information of the Trust and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        (n)   To use its reasonable best efforts to cause the Underwriter to receive, on the First Delivery Date, from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date of such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of such Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to such Delivery Date), the conclusions and findings of such firm with respect to the financial information of Crown American Realty Trust and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        6.    Expenses.    The Trust agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) any applicable listing or other fees; (e) up to $20,000 in the aggregate in fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter) under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any stock transfer taxes on the resale of any of the Shares by the Underwriter and the expenses of advertising any offering of the Shares made by the Underwriter.

        7.    Conditions of Underwriter's Obligations.    The obligations of the Underwriter on each Delivery Date hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Trust and the Operating Partnership contained herein, to the performance by the Trust of its obligations hereunder, and to each of the following additional terms and conditions:

        (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

        (b)   No Underwriter shall have discovered and disclosed to the Trust on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Clifford Chance US LLP., counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Trust shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (d)(1) Hogan & Hartson L.L.P. shall have furnished to the Underwriter its written opinion, as counsel to the Trust and the Operating Partnership, addressed to the Underwriter and dated the First Delivery Date (on the Second Delivery Date, Hogan & Hartson L.L.P. shall have furnished only the opinion specified in (C) below, with respect to the Option Shares), in form and substance reasonably satisfactory to the Underwriter, to the effect that:

          (A)  The Trust is a validly subsisting organization under the laws of the Commonwealth of Pennsylvania as of May 22, 2003, is duly qualified to do business and is in good standing in each jurisdiction listed on a schedule to the opinion and has all business trust power necessary to own and hold its properties and to conduct its business of acquiring, developing, redeveloping and operating retail real property;

          (B)  The Operating Partnership is a validly existing limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction listed on a schedule to the opinion and has the partnership power and partnership authority under the limited partnership agreement of the Operating Partnership and the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") necessary to conduct its business of acquiring, developing, redeveloping and operating retail real property;

          (C)  When issued and paid for in accordance with the provisions of this Agreement, the Shares will be validly issued, fully paid and non-assessable. The Shares conform as to legal matters in all material respects to the description thereof incorporated by reference in the Prospectus under the caption "Description of PREIT Shares of Beneficial Interest."

          (D)  No holder of outstanding common shares of beneficial interest of the Trust has any statutory preemptive right under the Pennsylvania Business Trust Law or, to our knowledge, any contractual right to subscribe for any of the Shares under such agreements set forth on Schedule II hereto.

          (E)  The Registration Statement has become effective under the Securities Act, the required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission.

          (F)  The Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein, as to which counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations thereunder; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Trust prior to such Delivery Date (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

          (G)  The information in the Trust's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2003 and incorporated by reference in the Prospectus, under the captions "Federal Income Tax Considerations to PREIT Shareholders," "Risk Regarding Our Merger With Crown American Realty Trust -PREIT could be disqualified as a REIT or have to pay taxes if Crown does not qualify as a REIT at the time of the merger" and "—Recent change in taxation of corporate dividends may adversely affect the value of PREIT's shares," to the extent that such information describes federal statutes, rules and regulations, constitutes a fair summary thereof;

          (H)  This Agreement has been duly authorized, executed and delivered on behalf of the Trust and the Operating Partnership;

          (I)   The execution, delivery and performance on the Delivery Date by the Trust and the Operating Partnership of this Agreement do not (i) violate (a) in the case of the Trust, the Pennsylvania Business Trust Law, applicable federal law, the trust agreement or bylaws of the Trust, or (b) in the case of the Operating Partnership, the Delaware Act, applicable federal law or the limited partnership agreement of the Operating Partnership, or (ii) breach or constitute a default under any agreement or contract to which the Trust or the Operating Partnership is a party that is listed on Schedule II attached hereto (except that we express no opinion as to financial covenants in such agreements and contracts);

          (J)   No approval or consent of, or registration or filing with, any federal governmental agency or the office of the Secretary of State of the State of Delaware or the Department of State of the Commonwealth of Pennsylvania is required to be obtained or made by the Trust or the Operating Partnership under applicable federal law, the Delaware Act or Pennsylvania Business Trust Law in connection with the execution, delivery and performance at the Delivery Date of this Agreement, except such as have been obtained under federal securities laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase or distribution of the Shares by the Underwriter in the manner contemplated in the Prospectus;

          (K)  Except as described in the Prospectus, to the knowledge of such counsel, there are no contracts, agreements or understandings between the Trust and any person granting such person the right to require the Trust to file a registration statement under the Securities Act with respect to any securities of the Trust owned or to be owned by such person or to require the Trust to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Trust under the Securities Act; and

          (L)  The Trust and the Operating Partnership are not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be as of the First Delivery Date, an "investment company" as defined in the Investment Company Act of 1940, as amended.

        Such counsel shall also deliver to the Underwriter a statement to the effect that, while such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Prospectus, on the basis of conferences in which it has participated and its activities as special counsel to the Trust and Operating Partnership in connection with this Agreement, no facts have come to its attention which cause it to believe that the Registration Statement as of the date hereof contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as of the date hereof or as of the First Delivery Date contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that in making the foregoing statement (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial information included or incorporated by reference in or omitted from the Prospectus.

        (d)(2) Drinker Biddle & Reath LLP shall have furnished to the Underwriter its written opinion, as counsel to the Trust and the Operating Partnership, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

          (A)  The Trust has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for each taxable year beginning with its taxable year ended 1996 and Trust's proposed method of operation and capital structure will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

        (e)   The Underwriter shall have received from Clifford Chance US LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Trust shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

        (f)    Reserved.

        (g)   Reserved.

        (h)   The Trust shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chief Executive Officer, its President and its Chief Financial Officer stating that:

          (i)    The representations, warranties and agreements of each of the Trust and the Operating Partnership in Section 1 are true and correct as of such Delivery Date; each of the Trust and the Operating Partnership has complied with all of its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(i) have been fulfilled;

          (ii)   They have carefully examined the Registration Statement and the Prospectus and (A) the Registration Statement, as of the Effective Date and as of the date hereof, and the Prospectus, as of the date hereof and as of such Delivery Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Trust and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus.

          (iii)  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Trust's knowledge, threatened.

        (i)    (i) Neither the Trust, the Operating Partnership nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the equity or long-term debt of the Trust, the Operating Partnership or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Trust, the Operating Partnership and their subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

        (j)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, the Operating Partnership or any of their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) if a banking moratorium has been declared by either Federal or state authorities, or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred.

        (k)   The New York Stock Exchange shall have approved the Shares for listing, subject only to official notice of issuance. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

        8.    Indemnification and Contribution.

        (a)   The Trust and the Operating Partnership, jointly and severally, shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Trust (or based upon any written information furnished by the Trust) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Trust and the Operating Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Trust and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any Preliminary Prospectus to the extent that a copy of the Prospectus was not sent or given by or on behalf of the Underwriter if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares; provided, that the Trust has satisfied its obligation hereunder to deliver to the Underwriter the number of Prospectuses requested by such Underwriter, or (ii) any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Trust by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Trust or the Operating Partnership may otherwise have to the Underwriter or to any director, officer, employee or controlling person of that Underwriter.

        (b)   The Underwriter shall indemnify and hold harmless the Trust, the Operating Partnership, their officers and employees, each of their trustees (including any person who, with his or her consent, is named in the Registration Statement as about to become a trustee of the Trust), and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Trust or any such trustee, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Trust by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Trust and any such trustee, officer or controlling person for any legal or other expenses reasonably incurred by the Trust or any such trustee, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Trust or any such trustee, officer, employee or controlling person.

        (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent the Underwriter and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Trust or the Operating Partnership under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Trust or the Operating Partnership. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (d)   If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Trust or the Operating Partnership on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Operating Partnership on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Operating Partnership on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Trust and the Operating Partnership on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust, the Operating Partnership, or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Trust shall be deemed to be also for the benefit of the Operating Partnership and information supplied by the Trust shall also be deemed to have been supplied by the Operating Partnership. The Trust, the Operating Partnership, and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 8(e) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e)   The Underwriter confirms and the Trust and the Operating Partnership acknowledge that the statements in the first and second paragraph under the caption "Underwriting—Stabilization, Short Positions and Penalty Bids" in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Trust and the Operating Partnership by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

        9.    Reserved.

        10.    Termination.    The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Trust prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriter shall decline to purchase the Firm Shares for any reason permitted under this Agreement.

        11.    Reimbursement of Underwriter's Expenses.    If (a) the Trust shall fail to tender the Shares for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Trust or the Operating Partnership to perform any agreement on its part to be performed, or (b) because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Trust or the Operating Partnership is not fulfilled, the Trust and the Operating Partnership will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Trust and the Operating Partnership shall pay the full amount thereof to the Underwriter.

        12.    Notices, etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a)   if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, N.Y. 10019, Attention: Syndicate Registration Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022.

        (b)   if to the Trust or the Operating Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Trust set forth in the Registration Statement, Attention: Jonathan B. Weller, President and Chief Operating Officer (Fax: (215) 542-9179); provided, however, that any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        13.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Trust, the Operating Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Trust and the

Operating Partnership contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of trustees of the Trust, the Operating Partnership, officers of the Trust who have signed the Registration Statement and any person controlling the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        14.    Survival.    The respective indemnities, representations, warranties and agreements of the Trust, the Operating Partnership and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        15.    Definition of the Terms "Business Day" and "Subsidiary."    For purposes of this Agreement, (a) "business day" means any day on which the New York Share Exchange is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations, and for purposes hereof "subsidiary" shall include the Operating Partnership, PREIT-Rubin, Inc. and PREIT Services LLC.

        16.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of New York. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

        17.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        18.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. If the foregoing correctly sets forth the agreement between the Trust, the Operating Partnership and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
By:
/s/ JONATHAN B. WELLER
		Name:	Jonathan B. Weller
		Title:	President and Chief Operating Officer

PREIT ASSOCIATES, L.P., a Delaware limited partnership
By: Pennsylvania Real Estate Investment Trust, its General Partner
By:
/s/ JONATHAN B. WELLER
		Name:	Jonathan B. Weller
		Title:	President and Chief Operating Officer

Accepted:
LEHMAN BROTHERS INC.
By:
/s/ JOSEPH C. CASTLE
Name:	Joseph C. Castle
Title:	Senior Vice President

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PENNSYLVANIA REAL ESTATE INVESTMENT TRUST 5,500,000 Shares of Beneficial Interest UNDERWRITING AGREEMENT